EX-28.e.1.a

Schedule A

Underwriting Agreement

between Nationwide Variable Insurance Trust and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended March 12, 2025

Name of Fund
NVIT AQR Large Cap Defensive Style Fund
NVIT Government Bond Fund
NVIT Government Money Market Fund
NVIT Multi-Manager Small Company Fund
NVIT BlackRock Equity Dividend Fund
NVIT Loomis Short Term High Yield Fund
NVIT BNY Mellon Dynamic U.S. Core Fund
NVIT Amundi Multi Sector Bond Fund
NVIT Multi-Manager Small Cap Value Fund
NVIT Mid Cap Index Fund
NVIT Invesco Small Cap Growth Fund
NVIT Fidelity Institutional AM® Emerging Markets Fund
NVIT International Equity Fund
NVIT Investor Destinations Aggressive Fund
NVIT Investor Destinations Moderately Aggressive Fund
NVIT Investor Destinations Capital Appreciation Fund
NVIT Investor Destinations Moderate Fund
NVIT Investor Destinations Balanced Fund
NVIT Investor Destinations Moderately Conservative Fund
NVIT Investor Destinations Conservative Fund
NVIT S&P 500 Index Fund
NVIT American Funds Growth Fund
NVIT American Funds Global Growth Fund
NVIT American Funds Asset Allocation Fund
NVIT American Funds Bond Fund
NVIT American Funds Growth-Income Fund
NVIT Bond Index Fund
NVIT International Index Fund
NVIT Small Cap Index Fund
NVIT Jacobs Levy Large Cap Growth Fund
NVIT Allspring Discovery Fund
NVIT NS Partners International Focused Growth Fund
NVIT Loomis Core Bond Fund
NVIT Calvert Equity Fund
NVIT Jacobs Levy Large Cap Core Fund
NVIT Real Estate Fund

NVIT Blueprint Conservative Fund
NVIT Blueprint Moderately Conservative Fund
NVIT Blueprint Balanced Fund
NVIT Blueprint Moderate Fund
NVIT Blueprint Capital Appreciation Fund
NVIT Blueprint Moderately Aggressive Fund
NVIT Blueprint Aggressive Fund
NVIT Victory Mid Cap Value Fund
NVIT Loomis Short Term Bond Fund
NVIT Putnam International Value Fund
NVIT BNY Mellon Dynamic U.S. Equity Income Fund
NVIT Blueprint Managed Growth Fund
NVIT Blueprint Managed Growth & Income Fund
NVIT Investor Destinations Managed Growth Fund
NVIT Investor Destinations Managed Growth & Income Fund
NVIT Managed American Funds Asset Allocation Fund
NVIT Managed American Funds Growth-Income Fund
NVIT BlackRock Managed Global Allocation Fund
NVIT DoubleLine Total Return Tactical Fund
NVIT iShares® Fixed Income ETF Fund
NVIT iShares® Global Equity ETF Fund
NVIT J.P. Morgan U.S. Equity Fund
NVIT GS Large Cap Equity Fund
NVIT GS Small Cap Equity Insights Fund
NVIT GS International Equity Insights Fund
NVIT GS Emerging Markets Equity Insights Fund
NVIT U.S. 130/30 Equity Fund
NVIT J.P. Morgan Digital Evolution Strategy Fund
NVIT J.P. Morgan Innovators Fund
NVIT J.P. Morgan Large Cap Growth Fund
NVIT J.P. Morgan US Technology Leaders Fund
NVIT J.P. Morgan Inflation Managed Fund
NVIT Fidelity Institutional AM® Worldwide Fund
NVIT NASDAQ-100 Index Fund

*	As approved by the Board of Trustees at its meeting held on March 11-12, 2025.